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                                  EXHIBIT (25)

                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig S. Miller and Robert M. Brown, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


        Signature                                  Title                                     Date
        ---------                                  -----                                     ----
/s/ Craig S. Miller                                President, Chief Executive                February 28, 1997
--------------------------                         Officer, Chief Operating
Craig S. Miller                                    Officer and Director (Principal
                                                   Executive Officer)


/s/ Robert M. Brown                                Treasurer, Senior Vice                    February 28, 1997
---------------------------                        President - Finance, Chief Financial
Robert M. Brown                                    Officer and Director (Principal
                                                   Financial and Accounting Officer)


/s/ Aaron D. Spencer                               Chairman and Director                     February 28, 1997
---------------------------
Aaron D. Spencer


---------------------------                        Director                                  February   , 1997
S. James Coppersmith


/s/ John T. Gerlach                                Director                                  February 28, 1997
---------------------------
John T. Gerlach


/s/ James F. Carlin                                Director                                  February 26, 1997
---------------------------
James F. Carlin


/s/ Stephen J. Sweeney                             Director                                  February 28, 1997
---------------------------
Stephen J. Sweeney


                                    II-13
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